Exhibit 99.1

The Trade Desk Reports First Quarter Financial Results

LOS ANGELES, May 11, 2017 (GLOBE NEWSWIRE) -- The Trade Desk, Inc. (NASDAQ:TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its first quarter ended March 31, 2017.

“Agencies and brands are becoming more holistic with their advertising strategies.  They must think about coordinating all the channels and all the devices that they touch to the consumer. Programmatic gives them the power to choose more deliberately what to buy and how to message.  Because of this shift to programmatic and the performance of our team, our year is off to a great start in what has historically been the most difficult quarter to predict,” said Jeff Green, founder and CEO of The Trade Desk. “We’ve broken our previous record for Q1 and surpassed our own expectations during the quarter including revenue of $53.4 million which is a 76% increase year over year distinguishing The Trade Desk from comparable software platform companies. During the quarter, we had incredibly strong customer wins, international growth was exceptional, mobile, which includes In-App, video and web, continued to lead our channel growth and we opened new offices in Paris and Madrid.”

First Quarter 2017 Financial Highlights:

The following table summarizes our consolidated financial results for the quarters ended March 31, 2017 and 2016 ($ in millions, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
GAAP Results
Revenue	$53.4	$30.4
Increase in revenue year over year	76%	69%
Net Income (loss)	$4.9	$(1.0)
Diluted EPS(1)	$0.11	$(4.45)

Non-GAAP Results
Adjusted EBITDA	$6.3	$4.3
Adjusted EBITDA Margin	12%	14%
Non-GAAP Net Income(1)	$7.8	$3.5
Non-GAAP Diluted EPS(1)	$0.18	$0.09

(1) Attributable to common stockholders-diluted.

First Quarter and Recent Business Highlights Include:

  Continued Omni-channel Growth: Omni-channel solutions remain a strategic focus for The Trade Desk as the industry continues shifting toward transparency and programmatic buying.  Specific channel highlights include:
  - Mobile (In-App, Video and Web) increased to over a third of gross spend for the quarter highlighting the growing importance of this channel to advertisers.
  - Native spend was very strong in Q1 surpassing all Native spend in 2016.  Native was launched in Q2 2016.
  - Mobile In-App grew nearly 150% from Q1 2016 to Q1 2017.
  - Mobile Video grew over 200% from Q1 2016 to Q1 2017.
  - Connected TV grew nearly 200% from Q1 2016 to Q1 2017.
  Strong Customer Retention: Customer retention remained over 95% during the quarter, as it has for the previous 13 quarters.
  New Products and Features: During the quarter, The Trade Desk issued many new product features and enhancements to its platform including:
  - A major new Native video release that includes functionality such as hosted native creative workflow that now supports video upload, completion rate metrics and creative safeguards.
  - A data provider audience injector that utilizes one of our large data partner’s self- service UI for audience creation and management.
  - In addition to significant in-house efforts, The Trade Desk worked with leading security partners to ensure brand safety and enable faster responses to emerging fraud threats.
  Momentum with Native: The Trade Desk announced that it has expanded its native offering to include Native video and additional display inventory through partners Sharethrough and TripleLift.
  Global Footprint Expansion: In the first quarter of 2017, The Trade Desk broadened its coverage with the opening of its 18thand 19th offices in Paris, France and Madrid, Spain.

Second Quarter and Revised Full Year 2017 Outlook:

Mr. Green added: “We believe our great start in the first quarter points to a strong 2017 for our business.  We won a lot of new brands through our agency partners from most of the major sectors of the economy—for example, financial, auto manufacturers, food and restaurant and one of the major shoe companies.  Visibility for 2017 remains strong and we now expect revenue to be at least $291 million. Even with the aggressive investments in hiring and in high growth areas such as mobile, video and globally, we anticipate that most of the incremental revenue that we generate will contribute to our adjusted EBITDA.  As a result, we now expect our adjusted EBITDA for 2017 to be $78 million. We believe agencies and brands are looking for a data-driven, easy-to-use, platform solution that delivers a better ROI for their ad dollars. The Trade Desk is the answer, and this is why we’re the largest independent market share leader in the DSP space and why we believe our market momentum will continue in 2017.“

The Trade Desk is providing its financial targets for the second quarter of 2017 and revised targets for its fiscal year 2017. The Company’s financial targets are as follows:

Second Quarter 2017:

  Revenue of $67 million
  Adjusted EBITDA of $14.5 million

Full Year 2017

  Revenue at least $291 million, revised from $270 million
  Adjusted EBITDA of $78 million, revised from $72 million

Reconciliation of adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Condensed Consolidated Statements of Operations of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP by excluding charges for stock-based compensation, secondary offering costs and changes in fair value of preferred stock warrant liabilities. A 40% tax rate on the tax deductible portion of the stock-based compensation expense has been used in the computation of non-GAAP EPS. Since the other excluded charges are non-taxable, a tax effect for those charges was not included. Also included in these non-GAAP financial measures are adjustments to diluted earnings per share amounts, as applicable, to reflect the conversion upon the Company’s IPO of all then-outstanding shares of convertible preferred stock into one third of one share of common stock using the as-if-converted method, as of January 1, 2015, or the date of issuance, if later. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

First Quarter Fiscal Year 2017 Results Webcast and Conference Call Details

  When: May 11, 2017 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/.  Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 866-682-6100.  For international callers, please dial 1-862-255-5401.  Participants should reference the conference call ID “The Trade Desk Call” after dialing in.
  Audio replay:  An audio replay of the call will be available beginning about two hours after the call.  To listen to the replay in North America, please dial 1-877-481-4010 (replay code: 10356).  International callers, please dial 1-919-882-2331 (replay code: 10356). The audio replay will be available via telephone until May 25, 2017.

About The Trade Desk

The Trade Desk™ (Nasdaq:TTD) is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize more expressive data-driven digital advertising campaigns across ad formats, including display, video, audio, native and, social, on a multitude of devices, such as computers, mobile devices, and connected TV. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across the United States, Europe, and Asia.

Forward-Looking Statements:

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the advertising strategies, needs and expectations of brands and agencies, industry and market trends, expectations regarding investment strategies, and the Company’s financial targets such as revenue, Adjusted EBITDA and Adjusted EBITDA margins.  When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenue	$53,352	$30,378
Operating expenses:
Platform operations	12,549	7,513
Sales and marketing	12,476	8,431
Technology and development	10,461	4,639
General and administrative	15,930	6,399
Total operating expenses	51,416	26,982
Income from operations	1,936	3,396
Total other expense, net	792	5,264
Income (loss) before income taxes	1,144	(1,868)
Benefit from income taxes	(3,765)	(828)
Net income (loss)	$4,909	$(1,040)
Net income (loss) attributable to common stockholders	$4,909	$(48,249)
Earnings (loss) per share:
Basic	$0.13	$(4.45)
Diluted	$0.11	$(4.45)
Weighted average shares outstanding:
Basic	39,167	10,848
Diluted	43,557	10,848

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Platform operations	$229	$15
Sales and marketing	539	50
Technology and development	665	40
General and administrative	889	54
Total	$2,322	$159

THE TRADE DESK, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash	$106,573	$133,400
Accounts receivable, net	315,283	377,240
Prepaid expenses and other current assets	10,825	5,763
Total current assets	432,681	516,403
Property and equipment, net	16,057	14,779
Deferred taxes, net	1,778	1,778
Other assets, non-current	4,751	4,636
Total assets	$455,267	$537,596

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$231,524	$321,163
Accrued expenses and other current liabilities	21,371	22,973
Total current liabilities	252,895	344,136
Debt, net	25,847	25,847
Other liabilities, non-current	4,594	3,233
Total liabilities	283,336	373,216

Stockholders' equity:
Preferred stock	-	-
Common stock	-	-
Additional paid‑in capital	181,840	179,198
Accumulated deficit	(9,909)	(14,818)
Total stockholders' equity	171,931	164,380
Total liabilities and stockholders' equity	$455,267	$537,596

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
OPERATING ACTIVITIES:
Net income (loss)	$4,909	$(1,040)
Adjustments to reconcile net income (loss) to net cash provided by (used in)
operating activities:
Depreciation and amortization	1,493	819
Stock-based compensation	2,322	159
Change in fair value of preferred stock warrant liabilities	-	4,383
Bad debt expense	3,347	86
Other	(274)	151
Changes in operating assets and liabilities:
Accounts receivable	59,190	22,981
Prepaid expenses and other assets	(5,017)	(3,717)
Accounts payable	(87,940)	(6,505)
Accrued expenses and other liabilities	(770)	(432)
Net cash provided by (used in) operating activities	(22,740)	16,885
INVESTING ACTIVITIES:
Purchase of property and equipment	(3,602)	(384)
Capitalized software development costs	(647)	(545)
Net cash used in investing activities	(4,249)	(929)
FINANCING ACTIVITIES:
Proceeds from line of credit	-	55,847
Repayment on line of credit	-	(20,000)
Repayment of term debt	-	(30,000)
Payment of debt financing costs	-	(775)
Payment of financing obligations	(113)	(29)
Proceeds from issuance of Series C convertible preferred stock	-	60,000
Repurchase of preferred stock and common stock	-	(54,000)
Proceeds from exercise of stock options	275	61
Payment of stock repurchase costs	-	(70)
Payment of Series C convertible preferred stock offering costs	-	(73)
Payment of offering costs—initial public offering	-	(105)
Net cash provided by financing activities	162	10,856
Increase (decrease) in cash	(26,827)	26,812
Cash—Beginning of period	133,400	4,047
Cash—End of period	$106,573	$30,859

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	Three Months Ended
	March 31,
	2017	2016

Net income (loss)	$4,909	$(1,040)
Add back (deduct):
Depreciation and amortization expense	1,493	819
Interest expense	364	835
Stock-based compensation expense	2,322	159
Secondary offering costs	940	-
Change in fair value of preferred stock warrant liabilities	-	4,383
Benefit from income taxes	(3,765)	(828)
Adjusted EBITDA	$6,263	$4,328

	Three Months Ended
	March 31,
	2017	2016

GAAP net income (loss) attributable to common stockholders-diluted	$4,909	$(48,249)
Add back (deduct):
Stock-based compensation expense	2,322	159
Secondary offering costs	940	-
Premium on repurchase of convertible preferred stock	-	47,209
Change in fair value of preferred stock warrant liabilities	-	4,383
Adjustment for income taxes	(324)	(5)
Non-GAAP net income attributable to common stockholders-diluted	$7,847	$3,497

GAAP weighted average shares outstanding-diluted	43,557	10,848
Add back:
Convertible preferred stock	-	22,199
Dilutive stock options to purchase common stock	-	4,692
Dilutive stock warrants	-	461
Non-GAAP weighted average shares outstanding-diluted	43,557	38,200

GAAP diluted EPS attributable to common stockholders	$0.11	$(4.45)
Non-GAAP diluted EPS attributable to common stockholders	$0.18	$0.09

Contact
Investors
Chris Toth
Vice President Investor Relations, The Trade Desk
ir@thetradedesk.com
310-334-9183

Media
Alexis Roberts
Blast PR for The Trade Desk
alexisr@blastpr.com
805-886-8511